Public Affairs Department
                                         Tim Laatsch
                                         Telephone:  (715) 422-4023, or
                                         Scott Deitz
                                         Telephone:  (715) 422-1521
FOR IMMEDIATE RELEASE                    August 31, 2000



             STORA ENSO ACQUISITION OF CONSOLIDATED PAPERS COMPLETED
             -------------------------------------------------------



         WISCONSIN RAPIDS, Wis. and HELSINKI, Finland, - Stora Enso Oyj announced today that the merger of Consolidated Papers, Inc. with a subsidiary of Stora Enso has been consummated, completing Stora Enso's acquisition of Consolidated Papers effective August 31, 2000.

         Holders of Consolidated Papers shares still have the right to elect to receive either $44.00 in cash or 3.621 Stora Enso American Depositary Shares
(ADSs), each representing one Stora Enso Series R share, for each Consolidated Papers share they hold at the effective time of the merger. Shareholder elections are subject to proration as described in the Proxy Statement/Prospectus, dated July 26, 2000, mailed to Consolidated shareholders in connection with the shareholder meeting that was held August 30, 2000.

         Election and transmittal forms, together with the applicable Consolidated Papers share certificates, must be received by Citibank, N.A., the exchange agent for the merger, by 5:00 p.m. New York City time on Friday, September 8, 2000. Consolidated Papers shareholders who do not submit an election and transmittal form with their Consolidated Papers share certificates by the deadline will receive an amount in cash and/or a number of Stora Enso American Depositary Shares determined in the manner described in the Proxy Statement/Prospectus.

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         Stora Enso will announce by news release on Monday, September 11, 2000, the number of Consolidated shares for which cash and ADS elections were received and the proration factor, if any, to be applied to such elections. The news release also will describe the consideration to be paid in respect of Consolidated shares as to which no election was received prior to the election deadline. No fractional Stora Enso ADSs will be issued in the merger. Consolidated shareholders who would otherwise have been entitled to receive a fraction of an ADS will receive a cash payment as described in the Proxy Statement/Prospectus.

         Stora Enso's ADSs will begin regular trading on the New York Stock Exchange on Wednesday, September 13, 2000, under the symbol SEO.

         Consolidated Papers has retained Georgeson Shareholder Communications Inc. as information agent to assist shareholders in the merger. Shareholders may call them at (800) 223-2064 (toll free) in the United States or Canada or, for banks, brokers and persons outside the United States or Canada, at (212) 440-9800 (collect) to request additional copies of the Proxy Statement/Prospectus or other documents and to ask any questions about the merger. If you have questions as to how to make an election as to the form of consideration you would like to receive in the merger, call Citibank, N.A., the exchange agent, at (800) 308-7887.

         For more information, read the Proxy Statement/Prospectus dated July 26, 2000, which Stora Enso has filed with the Securities and Exchange Commission as part of a Registration Statement, because it contains important information. The Proxy Statement/Prospectus was sent on or about July 28, 2000, to stockholders of Consolidated Papers, Inc. seeking their approval of the proposed merger of Consolidated Papers with a subsidiary of Stora Enso. Free copies of the Proxy Statement/ Prospectus and other documents filed by Consolidated Papers (as well as certain documents filed by

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Stora Enso) with the Commission at the Commission's Web site at
http://www.sec.gov. Stora Enso's Registration Statement on Form F-4 (File No. 333-12342) also may be obtained from the Commission's public reference room located at 450 Fifth Street, NW, Washington, DC 20549, or at one of the Commission's other public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 800-SEC-0330 for further information on the public reference rooms. The Registration Statement, including documents incorporated by reference therein, also may be obtained from Stora Enso by contacting Stora Enso Oyj, Attention: Maija Harsu, Investor Relations, Kanavaranta 1, P.O. Box 309, FIN-00101 Helsinki, Finland, and/or Consolidated Papers, Inc. by contacting Consolidated Papers, Inc., Attention: Tim Laatsch, Corporate Communications, 231 First Avenue North, P.O. Box 8050, Wisconsin Rapids, Wisconsin 54495-8050.

         Consolidated Papers, Inc. is one of North America's largest producers of coated and supercalendered printing papers for the printing and publishing industries. In addition, the company is one of the leading producers of specialty papers and manufactures paperboard and paperboard products. To learn more about Consolidated Papers, visit its Web site at http://www.consolidatedpapers.com.

         Stora Enso Oyj, domiciled in Finland, is one of the world's leading forest product companies. Core businesses include magazine papers, newsprint, fine papers and packaging boards. In these product areas, Stora Enso holds a leading global market position. Stora Enso also conducts extensive sawmilling operations. To learn more about Stora Enso, visit the company's Web site at http://www.storaenso.com.

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